Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2024, with respect to the consolidated financial statements of Wing Yip Food Holdings Group Limited, as of and for the years ended December 31, 2023 and 2022 in this Registration Statement on Form F-1 and the related Prospectus of Wing Yip Food Holdings Group Limited filed with the Securities and Exchange Commission.

Singapore

May 17, 2024